Exhibit 10.1

ADDENTAX GROUP CORP.

Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000.

Tel: +86 755 8233 0336	Web: www.zgyingxi.com

EMPLOYMENT CONTRACT

EMPLOYMENT CONTRACT (“Contract”), between ADDENTAX GROUP CORP., a corporation incorporated in Nevada, United States of America, with a business office at Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000 (hereinafter referred to as “ATXG”), and Mr. Wu Rui (Ray) (hereinafter referred to as “WU”).

WHEREAS, ATXG wishes to engage the services of WU as Chief Operating Officer (COO),

WHEREAS, WU is willing to provide his services and undertake the duties and responsibilities described below and to and to enter into this Contract for such period upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior contracts between the parties are waived and of no further effect, and the parties to this Contract agree as follows:

1.	EMPLOYMENT

ATXG shall contract with WU, and WU shall serve as Chief Operating Officer during the term of employment set forth in Paragraph 2 of this Contract.

2.	TERM

The term of this Contract shall be for the period of one (1) year, commencing on December 12th, 2025 and ending on December 12th, 2026, and any extension thereof as mutually agreed by both parties.

3.	JOB TITLE AND DUTIES

3.1	Title and Duties

WU shall be designated by ATXG as Chief Operating Officer and during the term of this Contract shall have responsibilities commensurate with his title and position. WU shall report to the Chief Executive Officer of ATXG and shall perform such duties as may be assigned by the CEO. WU shall devote his full attention to the duties and responsibilities of his position.

3.2	Confidential Information

WU shall not, directly or indirectly, or at any time, during the term of this Contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers’ lists, or other information of, or relating to ATXG, or any such subsidiary or affiliate in connection with any activity or business, except the business of ATXG or any such subsidiary or affiliate and shall not divulge such trade secrets, customer’s lists, and information to any person, firm, or corporation whatsoever, except as may be necessary in the performance of his duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.

4.	COMPENSATION AND EXPENSES

4.1	Salary

During the term of employment, WU will be paid a gross salary of $1,000 per month (Equivalent to ¥ 7,300 per month at a fixed exchange rate of $1 = ¥ 7.30).

4.2	Remuneration

The Company’s independent director compensation program is described generally below. The Board or the applicable committee reserves the right to adjust the remuneration of directors from time to time.

In consideration of your services and in accordance with the Company’s compensation arrangements for independent directors, you will receive annual cash compensation of $12,000, payable in full on the last day of each calendar year, with your first payment scheduled for December 31, 2026, as your employment commences on December 12, 2025.

4.3	Business Expenses

ATXG will reimburse WU for all reasonable expenses properly incurred by WU in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and /or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of ATXG.

4.4	Stock Compensation and Stock Options

WU will be entitled to NIL shares per annum as compensation, but may be entitled to any other stock options as may be authorized from time to time by the Board of Directors of ATXG.

ADDENTAX GROUP CORP.

Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000.

Tel: +86 755 8233 0336	Web: www.zgyingxi.com

4.5	Work Location

WU’s place of work shall be as agreed with the Board of Directors of ATXG from time to time depending on the job requirement. WU is required to spend a substantial amount of time in other countries in the Asian Pacific Region, including Hong Kong, China.

5.	BENEFITS

5.1	Holidays and Annual Leave

WU shall be entitled to all public holidays in the country/territories where he is located at the time, in addition to annual leave which shall accrue on a pro rata basis during the contract term at the rate of eighteen (18) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business of ATXG.

5.2	Indemnification

WU shall be indemnified by ATXG to the fullest extent provided under the indemnification provisions of the By-Laws and/or Certificate of Incorporation presently in existence, or, to the extent that the scope of such indemnification is greater, under any amendments to the By Laws and/or Certificate of Incorporation. To the extent that ATXG obtains indemnification insurance for its officers and/or directors, such insurance shall also cover WU to the same extent.

6.	TERMINATION

6.1	Termination

Upon the occurrence of an event of termination during the period of WU’s employment under the Contract, the provisions of this Paragraph 6 shall apply. Employment may be terminated by giving one (1) months’ notice. Such notice shall be given by the party that intends to effect termination. Where no notice is given, one (1) month’s salary in lieu of such notice shall be payable to effect such termination.

The Company shall terminate WU’s employment without prior notice or payment of compensation, if WU at any time committed any serious misconduct.

6.2	Non-Solicitation

Should WU terminate his employment with ATXG within the contract period, WU agrees not to solicit for employment any employee of ATXG to work for either, (i) a new company established to engage in the same business of ATXG or (ii) with other companies which directly compete with ATXG for a period of 6 months.

7.	INTELLECTUAL PROPERTY

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by WU alone or with others relating to the business of ATXG or any of its’ subsidiaries or affiliates during the contract period and whether or not patentable or registerable, shall become the sole and exclusive property of ATXG. WU shall disclose the same promptly and completely to ATXG and shall, during the employment period (i) execute all documents required by ATXG for vesting in ATXG the entire right, title and interest in and to the same, (ii) execute all documents required by ATXG for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as ATXG, in its’ sole discretion, may desire to prosecute, and (iii) give ATXG all assistance it reasonably requires, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect ATXG’s rights therein and thereto.

8.	ASSIGNMENT

This Contract and any rights (including WU’s Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that ATXG shall have, with WU’s consent, the right to assign its’ rights hereunder to any third-party successor in interest of ATXG whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

ADDENTAX GROUP CORP.

Kingkey 100, Block A, Room 5403, Luohu District, Shenzhen City, China 518000.

Tel: +86 755 8233 0336	Web: www.zgyingxi.com

9.	NOTICES

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to the applicable party and addressed as follows:

(i)	If to be sent to Addentax Group Corp.:
Kingkey 100, Block A, Room 5403,
Luohu District, Shenzhen City,
China 518000

(ii)	If to be sent to WU:
WU RUI
Kingkey 100, Block A, Room 5403,
Luohu District, Shenzhen City,
China 518000

10.	SEVERABILITY

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its’ operation to the jurisdiction in which it was made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11.	WAIVER

No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12.	ENTIRE CONTRACT / GOVERNING LAW

This Contract embodies the entire understanding and supersedes all other oral or written contracts or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Contract shall be construed and governed in all respects and shall at times be determined in accordance with the laws of Hong Kong.

13.	HEADINGS

The headings of the paragraphs are for convenience only and shall not affect the interpretation of the provisions of this Contract.

14.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Contract on December 12th, 2025.

For and on behalf of ADDENTAX GROUP CORP.	Accepted and Agreed by:

/s/Hong Zhida	/s/Wu Rui(Ray)
By: HONG ZHIDA	By: WU RUI (RAY)
Position: Director	Date: December 12th, 2025
Date: December 12th, 2025